EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of AMDL, Inc. (the “Company”) on Form S-3 of our report dated April 13, 2007 on our audit of the consolidated financial statements of the Company as of December 31, 2006, and for each of the years in the two-year period then ended, which report is included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2006.
We also consent to the use of our name as it appears under the caption “Experts.”

/s/ KMJ/CORBIN & COMPANY LLP

Irvine, California
June 21, 2007